Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987
Joseph Pawlowski
Treasurer
716-857-6904

RELEASE DATE: Immediate May 2, 2001

Seneca Resources Corporation Announces Its Intent

To Acquire Player Petroleum Corporation

        (May 2, 2001) Buffalo, New York: Seneca Resources Corporation (Seneca), a wholly-owned subsidiary of National Fuel Gas Company (NYSE: NFG), today announced that its wholly-owned subsidiary, National Fuel Exploration Corp. (NFE), has reached an agreement whereby NFE will offer to acquire all of the outstanding common shares of Player Petroleum Corporation (Player) (TSE: PYP) at a price of C$16.25 per share in cash. The transaction value, including assumed debt, is approximately C$165 million.

         Seneca anticipates that the takeover bid circular will be mailed to Player's shareholders on or before May 10, 2001 and, in any event, no later than May 16, 2001.* The offer will be open for acceptance for a minimum of 35 days after mailing and will be conditioned upon, among other things, the receipt of all necessary approvals, other customary conditions, and the tendering of not less than 66-2/3% of the issued and outstanding common shares of Player.*

        The Board of Directors of Player has determined that the offer is in the best interests of Player and has agreed to recommend acceptance of the offer to shareholders of Player. An independent financial advisor to Player is expected to provide a fairness opinion to Player in connection with NFE’s offer. The making of the offer is conditional upon certain shareholders of Player, including all officers and directors, holding 4,765,000 shares, representing approximately 50% of the fully diluted shares, entering into agreements to tender their shares in connection with the offer.* All Player senior officers and directors have advised that they intend to tender their shares to the offer. Player has also agreed to pay a C$7 million non-completion fee to NFE under certain circumstances.

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Seneca Resources Corporation

        National Fuel Gas Company is an integrated energy company with $3.5 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing and Timber. Seneca Resources Corporation, headquartered in Houston, Texas, explores for and produces natural gas and oil in the lower 48 States, the Gulf of Mexico and, through its subsidiary National Fuel Exploration Corp., in Canada. Additional information about National Fuel Gas Company is available at http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Certain statements contained herein, including those which are designated with an “*", are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the tender offer is subject to customary conditions including the tender of 66-2/3% of Player’s shares, obtaining required regulatory approvals, and the absence of material adverse changes regarding Player; governmental/regulatory actions, including those affecting acquisitions, financings, or environmental/safety requirements; the timing and extent of changes in natural gas and oil prices; and uncertainty of oil and gas reserve estimates. The company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact: Julie Coppola Cox (716) 857-7079
Analyst Contact: Margaret Suto (716) 857-6987